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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 9, 2001

AmeriCredit Automobile Receivables Trust 2000-D
(Exact Name of Registrant as specified in its charter)

United States (State or Other Jurisdiction of Incorporation)	333-47278 (Commission File Number)	88-0478315 (I.R.S. Employer Identification Number)

c/o AmeriCredit Financial
Services, Inc.
Attention: Daniel E. Berce
801 Cherry Street, Suite 3900
Fort Worth, TX 76102
(Address of Principal
Executive Office)

(817) 302-7000
Registrant's phone number

Item 5. Other Events

  Information relating to distributions to Noteholders for the June 2001 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, and Class A-4 Floating Rate Asset Backed Notes (collectively, the 'Notes') issued by the Registrant. The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of November 20, 2000 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the 'Agreement'). .

Item 7. Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer's Certificate and Servicer's Certificate for the June 2001 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2000-D
By: AmeriCredit Financial Services, Inc., as Servicer
/s/ DANIEL E. BERCE Daniel E. Berce Vice Chairman and Chief Financial Officer

July 9, 2001

EXHIBIT INDEX

Exhibit
99.1	Preliminary Servicer's Certificate and Servicer's Certificate for the June 2001 Collection Period relating to the Notes issued by the Registrant.

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  Item 5. Other Events
  Item 7. Financial Statements, Exhibits
SIGNATURE
EXHIBIT INDEX